EXHIBIT 2.7

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (the "Agreement") is made as of the Effective Time (as that term is defined below) on February 11, 1998, by and among BAY FINANCE, LLC, soon to be known as "ROSE SHANIS LOANS, LLC", a Maryland limited liability company (the "Borrower"), NATIONSBANK, N.A., ("NationsBank"), CORESTATES BANK, N.A. ("CoreStates") and HARRIS TRUST AND SAVINGS BANK ("Harris") (NationsBank, CoreStates and Harris shall jointly and severally be referred to as "Bank" or "Banks"), and NATIONSBANK, N.A. as the agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

         R.1 Borrower has requested Banks to extend credit to Borrower up to the aggregate amount of Thirty-eight Million Dollars ($38,000,000) (the "Loan"), and Banks are willing to extend such credit to be evidenced by various Promissory Notes of even date herewith (such Promissory Notes as the same may be amended, extended and restated from time to time, are collectively referred to herein as the "Notes"), provided, among other things, that the repayment of all sums advanced pursuant to such Notes is secured upon the terms and conditions set forth in this Agreement.

         R.2 Subject to the terms and conditions hereinafter set forth, the Agent is acting as agent for Banks.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained therein, and for other good, valuable and legal consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Banks, and the Agent, intending to be legally bound, do hereby agree as follows:

I.       CONSTRUCTION OF AGREEMENT AND DEFINITIONS OF TERMS.

         Unless varied by this Agreement or unless the context otherwise requires, all of the terms used herein without definition which are defined by the Maryland Uniform Commercial Code, including but not limited to the term "Accounts", shall have the meanings assigned to them by the Maryland Uniform Commercial Code - Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as presently adopted (the "UCC"). Unless varied by this Agreement or unless the context otherwise requires, all accounting terms used herein shall have the meanings assigned to them by GAAP. Whenever the phrase "satisfactory to the Agent" and/or "satisfactory to the Banks" is used in this Agreement, such phrase shall mean "satisfactory to the Agent and/or the Banks as the case may be in its or their sole discretion". Whenever used herein, the words "Borrower", "Bank", "Banks" and "Obligor" shall be deemed to include their respective heirs, legal representatives, successors and assigns. All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the Person or the context may require.

         The following words and terms shall have the following respective meaning used herein, unless the context otherwise requires:



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         "Agent"  shall mean  NationsBank,  N.A.,  in its  capacity as agent for
Banks, or such successor Agent as may be appointed pursuant to hereof.

         "Articles of Transfer" means the Articles of Transfer required by the Asset Purchase Agreement.

         "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of November 26, 1997, by and among Mason Dixon, Rose Shanis, and the "Owners" and "Trusts" described therein.

         "Assumed Balance" has the meaning set forth in Section .

         "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

         "Borrowing Base" means 90% of "Net Receivables" (as hereinafter defined) up to and including April 30, 1998, and 85% of Net Receivables thereafter. "Net Receivables" shall mean Borrower's gross finance receivables less unearned finance charges, less acquisition discounts, and less accounts over ninety (90) days past due on a contractual basis, less amounts due from persons who are the subject of bankruptcy or other insolvency proceedings less all amounts with respect to which a repossession has occurred.

         "Business Premises" shall have the meaning assigned to such term in hereof.

         "Certified" shall mean that the information, statement, schedule, report or other document required to be "Certified" shall contain a representation of a duly authorized officer of Borrower that such information, statement, schedule, report or other document is true and complete.

         "Certificate" shall mean a Certified written statement containing required information.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" means all property of the Borrower (including, without limitation, the "Collateral" described in the Security Agreement) subject from time to time to the Liens of any of the Security Documents and/or any of the other Loan Documents, together with any and all cash and non-cash proceeds and products thereof.

         "Consequential Loss" shall mean, with respect to Borrower's payment of all or any portion of an advance subject to the LIBOR Rate Option on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by any Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, any such Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if such Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by such Bank on redepositing such principal amount.



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         "Effective  Time" shall have the  meaning set forth in the  Articles of
Transfer.

         "Eurodollar Banking Day" shall mean a Banking Day on which dealings in Dollars are conducted in the London interbank market.

         "Event of Default" shall mean any of the events described in  hereof.

         "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants consistently applied and maintained throughout the period indicated and consistent with the prior financial practices of Borrower. In the event of a change in GAAP, Banks and Borrower will thereafter negotiate in good faith to revise any covenants of this Agreement affected thereby in order to make such covenants consistent with GAAP then in effect. Whenever any accounting term is used in this Agreement or the other Loan Documents which is not specifically defined in this Agreement or the other Loan Documents, it shall be interpreted in accordance with GAAP.

         "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over either Bank or over Borrower or a Subsidiary or over any of its or their business, operations or properties.

         "Guaranty" has then meaning set forth in.

         "Indebtedness" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with generally accepted accounting principles, and shall also include all contingent liabilities.

         "Interest Option" shall have the meaning assigned to such term in .

         "Interest Payment Date" shall mean (i) as to any advance which is subject to the Prime Rate Option, the first Banking Day of each calendar month, and (ii) as to any advance which is subject to the LIBOR Rate Option, also the first Banking Day of each calendar month.

         "Interest Period" shall mean with respect to any advance which is subject to the LIBOR Rate Option

         (a) initially, the period commencing on the date of the initial advance with respect to such advance and ending thirty days, sixty days, or ninety days (if available) thereafter as selected by Borrower in its Notice of Borrowing as provided in Section or its irrevocable Rollover Notice as provided in ; and

         (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such advance which is subject to the LIBOR Rate Option and ending thirty days, sixty days, ninety days, one hundred eighty days, or three hundred sixty days (if available) thereafter, as selected by Borrower in its irrevocable Rollover Notice as provided in;

provided, however, that the foregoing provisions relating to Interest Periods are subject to the following:



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              (a) if any Interest  Period would  otherwise end on a day which is not a Eurodollar Banking Day, such Interest Period shall be extended to the next succeeding Eurodollar Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Banking Day; and

              (b) any Interest Period that begins on the last Eurodollar Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Banking Day of a calendar month.

         "LIBOR Rate" shall mean, with respect to each Interest Period, the rate of interest per annum, determined by the Agent, at which deposits in immediately available and freely transferable funds in Dollars are offered (at approximately 10:00 o'clock a.m., Baltimore Time, two (2) Eurodollar Banking Days prior to the first day of such Interest Period) by prime banks in the London interbank eurodollar market for deposits of dollars for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the advance by each Bank to which such Interest Period relates. Each determination of the LIBOR Rate by the Agent shall, in the absence of manifest error, be conclusive and binding.

         "LIBOR Rate Option" shall have the meaning assigned to such term in .

         "Lien" shall mean any statutory or common law consensual or nonconsensual mortgage, pledge, security interest, encumbrance, lien, right of set-off, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

         "Loan" shall mean the aggregate amount of all sums due under the Notes.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, any other note, any loan commitment, letter agreement, line of credit agreement, commercial financing agreement, security agreement, guaranty of payment, mortgage, deed of trust, pledge agreement, loan agreement, loan and security agreement, hypothecation agreement, indemnity agreement, letter of credit application and agreement, assignment or any other document or agreement previously, simultaneously or hereafter executed and delivered by Borrower and/or by any other Obligor, singly or jointly with another Person, to Banks and/or the Agent in connection with the Loan, whether or not the Notes are specifically referred to therein, as the same may from time to time be amended.

         "Mason-Dixon" means the Borrower's parent, Mason-Dixon Bancshares, Inc., a Maryland corporation.

         "Maturity Date" shall mean June 11, 1998.

         "Notice of Borrowing" shall have the meaning assigned to such term in Section .

         "Notes" shall mean any promissory notes issued pursuant to  hereof.



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         "Obligations"   shall  mean  the  full  and  punctual   observance  and
performance of all present and future duties, covenants and responsibilities due to Banks and/or the Agent by Borrower of any nature whatsoever, including but not limited to all past, present and future indebtedness, liabilities and obligations of Borrower to Banks and/or the Agent under the Loan Documents for the payment of money (extending to all principal, interest, fees, expense payments, liquidation costs, and attorney's fees and expenses), whether similar or dissimilar, related or unrelated, matured or unmatured, direct or indirect, contingent or noncontingent, primary or secondary, alone or jointly with others, now due or to become due, now existing or hereafter created, and whether or not now contemplated.

         "Obligor" shall mean individually and collectively Borrower, each Person who is primarily or secondarily liable for the repayment of the Notes or any portion thereof, and each Person who has granted security for the repayment of the Notes, together with such Person's heirs, personal representatives, successors and assigns.

         "Permitted Liens" shall mean (a) Liens of Banks, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in hereof, (c) mechanic's, workman's, materialman's, landlord's, carrier's and other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by Borrower by appropriate proceedings, provided such Liens did not arise in connection with the borrowing of money or the obtaining of advances or credit and do not, in Banks' discretion, in the aggregate materially detract from the value of Borrower's assets or materially impair the use thereof, (d) Liens specifically consented to by Banks in writing, and (e) Liens, if any, specifically permitted by this Agreement or described in the Permitted Liens Exhibit attached hereto and incorporated herein.

         "person" shall include natural persons, corporations, associations, partnerships, joint ventures, trusts, Governmental Authorities and agencies and departments thereof and every other entity of every kind.

         "Prime Rate" shall mean the floating and fluctuating per annum rate of interest of NationsBank, N.A. at any time or from time to time established and declared by NationsBank, N.A. in its absolute discretion as its prime rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by NationsBank, N.A. to its borrowers.

         "Prime Rate Option" shall have the meaning assigned to such term in .

         "Requisite Banks" shall have the meaning set forth in .

         "Rollover Notice" shall have the meaning assigned to such term in .

         "Rose Shanis" means the collective reference to Rose Shanis & Co., Inc., a Maryland corporation; Rose Shanis Sons, Inc., a Maryland corporation; Stephen Corp., a Maryland corporation and Rose Shanis & Co., a Maryland general partnership.

         "Security Agreement" has the meaning set forth in .

         "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent or the Banks on any real or personal property of any person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including without limitation, the Security Agreement and the Guaranty.

         "Subsidiary" shall include any corporation at least a majority of the outstanding Voting Stock of which is owned, now or in the future, by Borrower and/or by any one or more of the Borrower's Subsidiaries.

         "Voting Stock" shall mean the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, officers or trustees thereof, including such shares that shall or might have voting power by reason of the occurrence of one or more conditions or contingencies.

II.      THE LOANS

         2.1  Loan Amount

              Subject to the continued compliance by Borrower with all of the terms and conditions of this Agreement and the other Loan Documents, the continuing nonexistence of any Event of Default hereunder, and the continuing nonexistence of any event, circumstance, act or omission which with the giving of notice, the passage of time or both would constitute an Event of Default hereunder, Banks severally (but not jointly) agree to make advances to Borrower from time to time between the date hereof and the Maturity Date of such sums as Borrower may request but which in the aggregate shall not exceed at any one time the lesser of Thirty-eight Million Dollars ($38,000,000.00) or the Borrowing Base. In the event the outstanding principal balance of the Loan exceeds the Borrowing Base, such excess shall be immediately due and payable by the Borrower to the Banks. The aggregate principal amount of outstanding advances at any time shall not exceed Fifteen Million Two Hundred Thousand Dollars ($15,200,000.00) each from NationsBank and CoreStates and Seven Million Six Hundred Thousand Dollars ($7,600,000.00) from Harris. Any advances shall be requested by Borrower in such manner and form and with such prior notice to the Agent as provided in Section . Borrower agrees that Borrower shall be liable for the repayment of each advance made by each Bank to or for Borrower hereunder, with interest at the rates and calculated in the manner provided herein and in the applicable Note. Each advance made in respect of the Loan shall be made by each Bank in the proportion which that Bank's commitment to make advances hereunder bears to the total amount of all the Banks' commitments to make advances hereunder. The failure of any Bank to make any requested advances to be made by it on the date specified for such advance shall not relieve any other Bank of its obligation (if any) to make such advance on such date, but no Bank shall be responsible for the failure of any other Bank to make such advance to be made by such other Bank.

III.     TRANSACTIONS UNDER THIS AGREEMENT.

         In respect to any advance and all other matters under or in connection with this Agreement and any transactions contemplated hereby, Borrower authorizes the Agent to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of any of Mark A. Keidel or Thomas K. Ferguson or Norman J. Glick. Borrower may add or delete authorized persons by providing written notice to the Agent in accordance with .

Borrower acknowledges that the transmission between Borrower and the Agent of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures to protect Borrower's interests. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, releases and discharges Banks and the Agent from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Banks and the Agent harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of or in any way connected with or related to, (i) Banks' or the Agent's accepting, relying and acting upon, complying with or observing any such instructions, requests, confirmations or orders, and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by Banks' or the Agent's willful misconduct or gross negligence.

IV.      NOTES.

         All advances made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, the promissory notes of Borrower in substantially the form of Exhibits A, B and C attached hereto duly completed, and executed by the Borrower on the date of this Agreement. The records of each Bank relating to the amount of each advance and each renewal, conversion, and payment of principal amount received by such Bank on account of its advances shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank.

V.       MANNER OF BORROWING.

         5.1  Assumed Balance.

              Pursuant to the terms of the Asset Purchase Agreement, the Borrower agreed to assume at the Effective Time the outstanding principal balance of loans owed by Rose Shanis to the Banks, which balance is $29,000,000 (the "Assumed Balance"). The Banks acknowledge that they have consented to that assumption. The Agent, the Banks and the Borrowers agree that the Assumed Balance shall be treated as the first advance under the Loan and that the Borrower's obligation to repay the Assumed Balance, with interest, shall be evidenced by the Notes.

         5.2  Notice of Borrowing.

              Borrower shall give the Agent prior oral or written notice in the form requested by the Agent (a "Notice of Borrowing") of each requested advance specifying (A) the aggregate amount of such requested advance, and (B) the requested date of such requested advance. Such Notice of Borrowing shall also specify the initial Interest Option selected in accordance with hereof. In the event that such Notice of Borrowing specifies the LIBOR Rate Option, the aggregate amount of the requested advance shall be in an amount not less than Two Million Dollars ($2,000,000.00). If in selecting an Interest Option pursuant to hereof, Borrower shall specify the LIBOR Rate Option, such Notice of Borrowing shall also specify the length of the initial Interest Period selected by Borrower for such requested advance, provided that Borrower may not select an Interest Period which will extend beyond the Maturity Date. If in selecting an Interest Option pursuant to hereof, Borrower shall specify the Prime Rate Option, Borrower shall give the Agent the Notice of Borrowing at least one (1) Banking Day prior to the requested date of the advance. If in selecting an Interest Option pursuant to hereof, Borrower shall specify the LIBOR Rate Option, Borrower shall give the Agent the Notice of Borrowing by no later than 11:30 a.m. Baltimore Time on the day which is three (3) Eurodollar Banking Days prior to the


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requested  date of the  advance.  The Agent shall  notify each Bank of each such
Notice of Borrowing not later than 1:00 p.m. Baltimore Time on the date of receipt.

         5.3  Notice Irrevocable.

              Each Notice of Borrowing shall be irrevocable and binding on Borrower, and Borrower shall indemnify Banks and the Agent again any cost, loss or expense incurred by Banks and/or the Agent as a result of any failure to fulfill, on or before the date specified for a requested advance, the conditions to such requested advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund the Requested Advance.

         5.4  Funding.

              After receiving a Notice of Borrowing in the manner provided herein, each Bank shall, on the date of a requested advance as specified in a Notice of Borrowing, deliver to the Agent at Baltimore, Maryland in immediately available funds, such Bank's pro rata share of such requested advance. After the Agent's receipt of such funds, not later than 4:00 p.m. Baltimore Time on the date of a requested advance as specified in a Notice of Borrowing and upon fulfillment of the applicable conditions set forth in this Agreement, the Agent will deliver such requested advance to Borrower. The Agent shall deposit the amount of such requested advance in immediately available funds into Borrower's checking or other depository accounts at NationsBank.

         5.5  Interest Rate Options.

              When Borrower gives the Agent a Notice of Borrowing with respect to a requested advance, Borrower shall select the LIBOR Rate Option or the Prime Rate Option (an "Interest Option"). Notwithstanding the above or any other provision in this Agreement, Borrower may not select the LIBOR Rate Option to apply to any requested advance if the Loan is scheduled to mature within the following thirty days. Prior to the termination of each Interest Period with respect to an advance which is subject to the LIBOR Rate Option, Borrower shall give written notice (a "Rollover Notice") to the Agent of the Interest Option which shall be applicable to such advance upon the expiration of such Interest Period. Such Rollover Notice shall be given to the Agent at least one (1) Banking Day, in the event that Borrower selects the Prime Rate Option, or three
(3) Eurodollar Banking Days, in the event that Borrower selects the LIBOR Rate Option, prior to the termination of such Interest Period. If Borrower shall specify the LIBOR Rate Option, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Borrower, provided that Borrower may not select an Interest Period which will extend beyond the Maturity Date. Each Rollover Notice shall be irrevocable and effective upon notification thereof to the Agent. If the required Rollover Notice shall not have been timely received by the Agent (in accordance with the above provisions of this Section) prior to the expiration of the then relevant Interest Period in effect when such notice was required to be given, Borrower shall be deemed to have selected the Prime Rate Option to be applicable upon expiration of such Interest Period and to have given the Agent notice of such selection. With respect to any advance which is subject to the Prime Rate Option, Borrower shall have the right, on any Eurodollar Banking Day (a "Conversion Date"), to convert such advance from the Prime Rate Option to the LIBOR Rate Option by giving the Agent a Rollover Notice of such election at least three (3) Eurodollar Banking Day prior to such Conversion Date. Notwithstanding anything in this Section to the contrary, no advance which is subject to the Prime Rate Option may be converted to the LIBOR


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Rate  Option,  and no advance  which is subject to the LIBOR Rate  Option may be continued as such when any Event of Default has occurred and is continuing. In such an event, each advance subject to the LIBOR Rate Option shall be automatically converted to the Prime Rate Option on the last day of the applicable Interest Period.

         5.6  Special  Provisions  Governing   Advances  Subject  To  The  LIBOR
Rate Option.

         5.7  Inadequacy of LIBOR Rate Pricing.

              If with respect to any Interest Period for any advance which is subject to the LIBOR Rate Option:

         5.8 the Agent determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to lenders in the interbank eurodollar market for such Interest Period, or

         5.9 the Agent reasonably determines that the LIBOR Rate as determined by the Agent will not adequately and fairly reflect the cost to the Agent of maintaining or funding such advance at the LIBOR Rate Option for such Interest Period, then the Agent shall forthwith give notice thereof to Borrower, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (A) the right of Borrower to select the LIBOR Rate Option shall be suspended, and (B) with respect to each advance subject to the LIBOR Rate Option, Borrower shall, at Borrower's option, either
(1) repay in full the then outstanding principal amount of such advance, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such advance, or (2) convert such advance to the Prime Rate Option in accordance with of this Agreement on the last day of the then current Interest Period applicable to each such advance.

         5.10 Illegality.

              If after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for either Bank to make, maintain or fund advances subject to the LIBOR Rate Option, the Agent shall forthwith give notice thereof to Borrower. Upon receipt of such notice, Borrower shall, at Borrower's option, either (i) repay in full the then outstanding principal amount of any affected advance subject to the LIBOR Rate Option, together with accrued interest thereon, or (ii) convert such advance to an advance subject to the Prime Rate Option on either (A) the last day of the then current Interest Period applicable to such affected advance if the Banks may lawfully continue to maintain and fund such advance subject to the LIBOR Rate Option until such day, or (B) immediately if any Bank may not lawfully continue to fund and maintain such advance subject to the LIBOR Rate Option until such day.

         5.11 Effect on Interest Options.

              If notice has been given pursuant to this Section requiring advances subject to the LIBOR Rate Option to be repaid or converted, then unless and until the Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply requiring such repayment or conversion, all subsequent advances shall be subject to the Prime Rate Option. If the Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, then Borrower may thereafter select the LIBOR Rate Option in accordance with of this Agreement.

         5.12 Payments Not At End of Interest Period.

              If Borrower makes any payment of principal with respect to any advance subject to the LIBOR Rate Option on any day other than the last day of the Interest Period applicable to such advance, then Borrower shall reimburse each Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A Certificate of a Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Borrower and shall, in the absence of manifest error, be conclusive and binding. Any conversion of an advance subject to the LIBOR Rate Option to a different Interest Option on any day other than the last day of the Interest Period for such advance shall be deemed a payment for purposes of this Section.

         5.13 Interest Rates.

              a)   The Prime Rate Option.

                   Except as otherwise provided herein, the outstanding principal balance of each advance as to which Borrower has selected the Prime Rate Option shall bear interest from the date of the advances at the Prime Rate.

              b)   LIBOR Rate Option.

                   Except as otherwise provided herein, the outstanding principal balance of each advance as to which Borrower has selected the LIBOR Rate Option shall bear interest from the date of the advance at a floating and fluctuating rate of interest equal to two percent (2.0%) per annum in excess of the LIBOR Rate applicable to such advance.

         5.14 Payment of Interest.

              Interest upon each advance shall be payable to the Agent for the account of each Bank monthly on each Interest Payment Date and at maturity. After any payment of principal and/or interest is due (whether by demand, stated maturity, acceleration or otherwise), such payment shall bear interest until paid at a fluctuating rate equal to the applicable interest rate in effect from time to time as provided in hereof plus two percent (2%) per annum.

         5.15 Calculation of Interest Rates.

              Interest on the unpaid principal of each advance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

         5.16 Prepayments.

              At any time and from time to time, Borrower may, upon one (1) Banking Day prior written notice to the Agent, prepay in whole or in part the principal of the Loan. Any prepayment hereunder of any portion of the Loan shall be applied by each Bank in the following manner: (i) first, as a prepayment of outstanding advances subject to hereof; and (ii) second, as a prepayment of outstanding advances subject to hereof as Borrower shall select; provided, however, that Borrower shall select such advances to be prepaid in a manner designed to minimize the Consequential Loss resulting from such prepayments; and provided further that if Borrower shall fail to select the advances to which such prepayments, are to be applied, or if an Event of Default has occurred and is continuing at the time of such prepayment, then each Bank shall be entitled to apply the prepayment to such advances in the manner it shall deem appropriate.

         5.17 Manner and Application of Payments.

              All payments and prepayments of principal and interest shall be made by Borrower to the Agent before 11:00 a.m., Baltimore Time, in immediately available funds in lawful money of the United States of America which shall be legal tender in payment of all debts and dues. Such payments shall be made at the Agent's principal banking office in Baltimore, Maryland. Any payment or prepayment received by the Agent after 11:00 a.m., Baltimore Time, shall be deemed to have been received by the Agent on the next succeeding Banking Day. Should the principal of or interest on any advance become due and payable on a day other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day and the interest shall continue to accrue.

         5.18 Commitment Fee.

              Borrower shall pay to the Agent, in consideration of Bank's making credit available to Borrower, a commitment fee in the amount of $100,000.00, which shall be fully earned at the Effective Time, of which $25,000 shall be due at the Effective Time and shall be paid from Mason-Dixon's application fee which has been paid to the Agent and the balance shall be paid February 12, 1998, and such fee shall be non-refundable upon payment.

         5.19 Late Charge.

              If any payment required to be made by Borrower hereunder is not paid within fifteen (15) days after the date on which such payment is due, Borrower shall pay to the Agent on demand a late charge equal to five percent (5%) of the amount of such payment. A similar late charge may be imposed for each successive 30 day period during which all or any portion of each payment remains delinquent.

         5.20 Bank's Determinations Conclusive, Notice of Amounts Due.

              a) The determination by a Bank of the amount or amounts necessary to compensate the Bank or its holding company pursuant to or shall be conclusive absent manifest error. The Bank shall make such determination in good faith.

              b) A Bank will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to or hereof as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing and shall set forth the amount or amounts then payable pursuant to or . The Borrower shall pay such Bank the amount shown as due on any such notice within 10 days after its receipt of the same.

              c) Failure on the part of a Bank to demand compensation for reduction in return on capital with respect to any period pursuant to or shall not constitute a waiver of such Bank's right to demand compensation.

         5.21 Borrower's Right to Terminate.

              Borrower shall have the right to terminate this Agreement upon written notice to the Agent; provided, however, that no such notice of termination shall be or become effective unless, at the time such notice is given, all Obligations shall have been paid in full in immediately available funds and there exists no commitment by either Bank which could give rise to any Obligations. The giving of any such notice of termination by Borrower, whether or not effective under the foregoing provisions of this Subsection, shall immediately terminate any obligation of Banks to make advances under this Agreement and, notwithstanding any attempt by Borrower to revoke or withdraw any notice of termination, no obligation of Banks to make advances hereunder shall rearise except to the extent and upon such terms and conditions as may be agreed to by Banks in writing in Banks' sole discretion.

         5.22 Increased Cost.

              The Borrower shall pay to a Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining any advances hereunder or to compensate such Bank for any reduction in any amount receivable by the Bank under this Agreement or the Notes in respect of any such advances (such increases in costs and reductions in amounts receivable being called "Additional Costs"), resulting from any change after the date of this Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requirements applying to a class of banks including such Bank of or under any United States federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Notes in respect of any of such advances (other than taxes imposed on the overall net income of the Bank or of its lending office for any of such advances by the jurisdiction where the head office of the Bank or such lending office is located); or (2) imposes or modifies any reserve, special deposit, or similar requirements relating to any extension of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such advances); or (3) imposes any other condition affecting this Agreement or the Notes (or any of such advances).

         5.23 Risk Based Capital.

              If with respect to any advance, a Bank shall have determined that the applicability of any law, rule, regulation or guideline or the adoption after the date hereof of any other law, rule, regulation or guidelines regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of increasing the percentage of reserves applicable to any advances made or available to be made under this Agreement (whether for such Bank or on such Bank's holding company, if any) (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank on demand such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such increase suffered.

VI. SECURITY

    6.1  Security Agreement.

         As security for the payment and performance of the Obligations, the Borrower shall execute and deliver a Security Agreement dated the same date as this Agreement (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Security Agreement") covering all of the Borrower's assets.

VII.GUARANTY.

    In addition to the Collateral, the Obligations shall also be secured by unconditional and unlimited guaranty of payment (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Guaranty") of Mason-Dixon.

VIII.REPRESENTATIONS AND WARRANTIES

    To induce Banks and the Agent to enter into this Agree represents and warrants to Banks and the Agent, and shall be deemed to represent and warrant to the Agent and the Banks at the time each request for an advance under the Loan is submitted and again at the time any advance is made under the Loan (provided, however, that, except with respect to Sections 4.1, 4.2, 4.3 4.4(a), 4.6, 4.8 and 4.13, the representations and warranties are made to the best of the Borrower's knowledge):

IX. GOOD STANDING.

    The Borrower is a limited liability company, and each Subsidiary is a corporation, duly organized, legally existing and in good standing under the laws of the State of its formation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

X.  AUTHORITY.

    Borrower has full power and authority to enter into this Agreement, the Notes, and the other Loan Documents to which the Borrower is a party, make the borrowings hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company and other action, and no consent or approval of any person, including, without limitation, members of Borrower and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

XI. BINDING AGREEMENTS.

    This Agreement, the Notes and the other Loan Documents to which the Borrower is a party have been duly and properly executed by Borrower, constitute the valid and legally binding obligation of Borrower and are fully enforceable against Borrower in accordance with their respective terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

XII. NO CONFLICTING AGREEMENTS.

    The execution, delivery and performance by Borrower of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party and the borrowings hereunder will not (a) violate (i) any provision of law or any order, rule or regulation of any court or agency of government, (ii) any award of any arbitrator, (iii) the Operating Agreement or Articles of Organization the Borrower, or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of Borrower except for Liens created in favor of Banks under or pursuant to this Agreement and the other Loan Documents.

XIII. LITIGATION.

    Except as disclosed to Banks on Exhibit D, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary or any property of Borrower or any Subsidiary, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, prospects, properties or in the condition, financial or otherwise, of Borrower, and neither Borrower nor any Subsidiary is, to Borrower's knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Borrower.

XIV. TAXES.

    Borrower and each Subsidiary has paid or caused to be paid all federal, State and local taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State and local tax returns which are required to be filed by Borrower and each Subsidiary.

XV. TITLE TO PROPERTIES.

    Borrower has good and marketable title to all of its properties and assets, and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens.

XVI. PLACE OF BUSINESS.

    Borrower's chief executive office is located at 313 North Howard Street, Baltimore, Maryland 21201 (the "Business Premises"). Borrower will not change such location without Banks' prior written consent. XVII. FINANCIAL INFORMATION.

    All financial statements, schedules, reports and other information supplied to Banks by or on behalf of Borrower heretofore and hereafter are and will be true and complete.

XVIII. LICENSES AND PERMITS.

    Borrower and each Subsidiary has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Borrower and each Subsidiary conducts its business and each remains valid and in full force and effect.

XIX. BROKER'S OR FINDER'S COMMISSIONS.

    Except as disclosed to Banks on EXHIBIT E, no broker's or finder's fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby, and Borrower agrees to save harmless and indemnify Banks from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorney's fees) incurred by Banks in connection therewith. The provisions of this Subsection shall survive the termination of this Agreement and the payment of all other Obligations.

XX. OUTSTANDING INDEBTEDNESS.

    Borrower has no outstanding Indebtedness except as permitted by hereof and there exists no default under the provisions of any instrument evidencing such Indebtedness or under the provisions of any agreement relating thereto. XXI.Regulation U.

    Neither Borrower nor any Subsidiary owns or presently intends to acquire any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any advances hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

XXII. CONDITIONS OF LENDING

    Unless the Agent and the Banks shall otherwise agree, neither the Agent nor any Bank shall have any obligation to advance any funds to Borrower hereunder unless each of the following conditions precedent shall be satisfied as provided below:

XXIII. DOCUMENTS.

    There shall have been delivered to each Bank, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to the Agent and the Banks:

    (a) The applicable Note

    (b) All other Loan Documents.

    (c) Opinions, record searches, financial statements, assignments, waivers, certificates and other documents as the Agent may reasonably require, all in form and substance reasonably satisfactory to the Agent and its counsel.

    (d) Evidence satisfactory to the Agent that all insurance coverages and all insurance clauses or endorsements required pursuant to this Agreement and the other Loan Documents are in effect, together, to the extent available, with copies of all insurance policies and endorsements.

    23.1 No Default.

         At the time of every advance under this Agreement, the Agent shall be fully satisfied that (a) all of the covenants, conditions, warranties and representations set forth herein and in the other Loan Documents have been complied with and are true and complete on and as of such time with the same effect as though such covenants, conditions, warranties and representations had been made on and as of such time, (b) no Event of Default nor any event which, upon the giving of notice and/or the lapse of time, could constitute an Event of Default shall have occurred, and (c) the documents and matters required to be executed, delivered, opined and/or Certified pursuant to Subsection hereof shall be in full force and effect and/or true and complete, as the case may be.

XXIV. AFFIRMATIVE COVENANTS

      Borrower covenants and agrees with Banks and the Agent that, during the term of this Agreement and until (a) all of the Obligations have been paid in full and (b) there exists no commitment by Banks which could give rise to any Obligations, Borrower will absolutely and unconditionally do and perform each of the following acts, promises and covenants:

      24.1  Financial Statements.

            Furnish to each Bank in writing: (a) as soon as available but in no event more than 45 days after the end of each fiscal quarter, (i) a consolidated statement of income and retained earnings of Borrower and any Subsidiaries for such period, and (ii) a consolidated balance sheet of Borrower and any Subsidiaries as at the end of such period, all in detail and scope reasonably satisfactory to the Agent, prepared in accordance with GAAP consistently applied; (b) as soon as available but in no event more than 120 days after the end of each fiscal year of Borrower, a consolidated and consolidating statement of income and retained earnings and statement of cash flows of Borrower and any Subsidiaries for such year, and a consolidated and consolidating balance sheet of Borrower and any Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of Borrower, all in detail and scope reasonably satisfactory to the Agent, prepared and audited in accordance with

GAAP consistently applied by independent certified public accountants reasonably satisfactory to the Agent, accompanied by a report of such independent certified public accountants with respect to such financial statements; (c) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which Borrower or any Subsidiary sends to its shareholders and copies of all registration statements (with exhibits) and all regular, special or periodic reports which Borrower or any Subsidiary files with the United States Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which any of Borrower's or any Subsidiary's securities are listed and copies of all press releases and other statements made available by Borrower or any Subsidiary to the public concerning material developments in the business of Borrower and/or any Subsidiary; (d) promptly upon receipt by the Borrower, a copy of the 1997 annual financial statements of Rose Shanis; and (e) on the date of this Agreement and not later than the tenth Banking Day of each month commencing March 1, 1998, a Borrowing Base Certificate in substantially the form attached hereto as EXHIBIT F, with appropriate insertions, containing a computation of the Borrowing Base as of the last day of the preceding month and signed by the Borrower's President or chief financial officer.

      24.2  Taxes.

            Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon Borrower and each Subsidiary, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Borrower or a Subsidiary, as the case may be, in good faith by appropriate proceedings, provided, however, that (a) the Agent shall have been given reasonable prior written notice of intention to contest, (b) nonpayment of the same will not, in the Banks' sole discretion, materially impair any of the Agent's or any Bank's rights or remedies or the prospect for full and punctual payment of all of the Obligations, and (c) Borrower or such Subsidiary establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest.

      24.3  Corporate  Existence, Continuation  of Business  and Compliance with
            Laws.

            Maintain, and cause each Subsidiary to maintain, its entity existence in good standing; continue, and cause each Subsidiary to continue, its business operations as now being conducted; and comply with, and cause each Subsidiary to comply with, all applicable federal, State and local laws, rules, ordinances, regulations and orders unless and to the extent only that the validity or applicability thereof is being diligently contested by Borrower or a Subsidiary, as the case may be, in good faith by appropriate proceedings, provided, however, that (a) the Agent and the Banks shall have been given reasonable prior written notice of intention to contest, (b) such noncompliance will not, in the Banks' reasonable discretion, materially impair any of the Agent's or any Bank's rights or remedies or the prospect for full and punctual payment of all of the Obligations, and (c) Borrower or such Subsidiary establishes reasonable reserves for any liabilities or expenses which may arise out of such noncompliance and contest.

      24.4  Litigation.

            Promptly notify the Agent and the Banks in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower or any Subsidiary.

      24.5  Extraordinary Loss.

            Promptly notify the Agent and the Banks in writing of any event causing extraordinary loss or depreciation of the value of Borrower's or any Subsidiary's assets (whether or not insured) and the facts with respect thereto.

      24.6  Books and Records.

            Keep and maintain, and cause each Subsidiary to keep and maintain, proper and current books and records in accordance with generally accepted accounting principles consistently applied and permit access and inspection by the Agent to, and reproduction by the Agent of and copying by the Agent from, such books and records during normal business hours.

      24.7  Maintenance of Properties.

            Maintain, and cause each Subsidiary to maintain, all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

      24.8  Patents, Franchises, etc.

            Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower and each Subsidiary or licensed by Borrower or any Subsidiary which are necessary to the conduct of the business of Borrower or any Subsidiary as now conducted, free of any conflict with the rights of any other person.

      24.9  Insurance.

            Maintain, and cause each Subsidiary to maintain, with insurers and in amounts satisfactory to the Agent such insurance against such risks and with such loss deductible amounts as may be reasonably satisfactory to the Agent.

      24.10 Evidence of Insurance.

            Deliver to the Agent from time to time, and periodically if the Agent shall so reasonably require, evidence satisfactory to the Agent that all insurance and endorsements required pursuant to this Agreement and the other Loan Documents are in effect.

      24.11 Further Assurances and Corrective Instruments.

            Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Agent from time to time such supplements hereto and such other instruments and documents as may be reasonably requested by the Agent to protect and preserve the Agent's and each Bank's rights and remedies hereunder.

      24.12 Financial Information.

            Deliver to the Agent promptly upon the Agent's reasonable request, and periodically if the Agent shall so require, such written statements, schedules or reports (which shall be Certified if required by the Agent) in such form, containing such information and accompanied by such documents as may be satisfactory to the Agent from time to time concerning Borrower's or any Subsidiary's financial condition or business operations or any other matter or matters, including, without limitation, copies of federal, State and local tax returns of Borrower and Subsidiaries, and permit the Agent, its agents and designees, to discuss Borrower's financial condition and business operations with Borrower's officers and employees.

      24.13 Accounts Reports.

            Deliver to the Agent within 45 days after the end of each month a Certified written schedule and aging of the Accounts as of the end of such accounting period in such form, containing such information (including, but not limited to information about contractual delinquencies and recency delinquencies) and accompanied by such documents as may from time to time be reasonably required by the Agent.

      24.14 Use of Proceeds.

            Use the proceeds of advances made hereunder only for working capital and other business purposes not otherwise prohibited by this Agreement, and to pay the costs, expenses and fees payable by Borrower under this Agreement and the other Loan Documents.

      24.15 Depository Relationship.

            Maintain its principal operating and other checking and deposit accounts with NationsBank and otherwise continue to obtain from NationsBank such non-credit services which are from time to time deemed by the Agent to be necessary or appropriate to facilitate the Agent's administration of the Loan and the security.

      24.16 Notice of Event of Default.

            Immediately notify the Agent and each Bank in writing of the occurrence of any Event of Default or any event which, with the giving of notice and/or the lapse of time, could constitute an Event of Default and the facts with respect thereto.

      24.17 Ratio of Liabilities to Tangible Net Worth.

            Maintain on a consolidated basis a ratio of "Liabilities" (as hereinafter defined) to Tangible Net Worth (as hereinafter defined) of less than
4.50 to 1.0, tested quarterly or on the basis of Borrower's most recent fiscal quarter. "Liabilities" shall mean the aggregate Indebtedness of Borrower. "Tangible Net Worth" shall mean (a) the aggregate amount of all assets of Borrower as may be properly classified as such, other than (i) all assets of Borrower which are properly classified as intangible assets including, without limiting the generality of the foregoing, franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles, including the excess paid for assets acquired over their respective book values on the books of the corporation from which acquired, and (ii) all investments in and loans to the shareholders, officers, directors, employees, subsidiaries and affiliates, less (b) the aggregate amount of all Liabilities of Borrower, all determined in accordance with GAAP, consistently applied.

      24.18 Fixed Charge Coverage Ratio.

            Maintain on a ratio of (a) the sum of its net income plus interest expense plus depreciation minus dividends paid to (b) the sum of interest expense and principal due for such twelvemonth period equal to not less than
1.25 to 1.0, tested quarterly on a rolling fourquarter basis.

      24.19 Minimum Tangible Net Worth.

            Maintain a minimum Tangible Net Worth equal to not less than $8,000,000.00 tested quarterly.

      24.20 Loan Policies and Procedures.

            Within a reasonable period after the date of this Agreement, implement and maintain a list of basic policies and procedures for the extension of credit to its customers, including, but not limited to, policies regarding required documentation, rewrite guidelines and establishing loan approval limits for each manager. Exceptions to established policies and guidelines must be approved by senior management. Within a reasonable period after the date of this Agreement, senior management will create, in writing, a basic loan policy/procedure manual outlining the Borrower's policies and procedures.

      24.21 Underwriting Guidelines.

            Within a reasonable period after the date of this Agreement, (a) implement and maintain a detailed reporting of chargeoffs, including amounts charged against nonfile insurance, dealer reserves and dealer recourse, (b) rewrite reports on each branch to include information on the account, delinquency status at the time of rewrite, original terms and modified terms, and (c) maintain a spread sheet at each branch.

      24.22 ChargeOff Procedures.

            Within a reasonable period after the date of this Agreement, implement and maintain a procedure for chargeoffs. Under this procedure, charge-offs for delinquent accounts shall occur on a monthly basis for accounts 180 days past due on a contractual basis.

XXV.  NEGATIVE COVENANTS

      Borrower covenants and agrees with Banks and the Agent that, until (a) all Obligations have been paid in full and (b) there exists no commitment by Banks which could give rise to any Obligations and, Borrower will not, directly or indirectly, without the Banks' prior written consent:

      25.1  Indebtedness.

            Create, incur, assume or permit to exist any Indebtedness except (a) Indebtedness provided for hereunder, (b) current Indebtedness incurred in the ordinary course of business, and

(c) existing Indebtedness assumed under the Asset Purchase Agreement, disclosed herein or previously disclosed by Borrower to each Bank in writing.

      25.2  Liens.

            Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Borrower's properties or assets, now owned or hereafter acquired by Borrower, other than Permitted Liens, provided, however, that Borrower may grant a mortgage, encumbrance or other lien upon, or security interest in, any property or interest therein, hereafter acquired, which mortgage, encumbrance, lien or security interest is created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, provided that (i) the indebtedness secured by any such mortgage, encumbrance, lien or security interest so created shall not exceed 100% of the cost of the property, covered thereby to Borrower; (ii) each such mortgage, encumbrance, lien or security interest shall attach only to the property so acquired; (iii) the acquisition to which any such mortgage, encumbrance, lien or security interest relates shall not result in a default under any other provision of this Agreement; and (iv) the indebtedness secured shall not exceed $150,000.

      25.3  Merger, Sale of Assets, etc.

            Enter into or be a party to any merger or consolidation; sell, assign, transfer, convey or lease any interest in all or any substantial part of its property except in the ordinary course of Borrower's business as now being conducted; purchase or otherwise acquire all or substantially all of the assets of any other person, or any shares of stock of, or similar interest in, any other person.

      25.4  Guaranties.

            Guarantee or otherwise in any way become or be responsible for obligations or Indebtedness of any other person, whether by agreement to purchase the Indebtedness of any other person, by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that Borrower may endorse negotiable drafts for collection in the ordinary course of business.

      25.5  Fiscal Year.

            Change Borrower's fiscal year.

      25.6  Subsidiaries.

            Form or acquire any Subsidiary.

      25.7  Change of Name.

            Change the name of Borrower (except to "Rose Shanis Loans, LLC") or permit any Subsidiary to change such Subsidiary's name.

      25.8  Loans.

            Make or permit to exist any loans to any officer, director, employee, Subsidiary, affiliated corporation, or other affiliated entity.

      25.9  Stock Redemptions.

            Directly or indirectly purchase or otherwise acquire for value any shares of its capital stock.

      25.10 Transactions with Affiliates.

            Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, (a) except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm'slength transaction with a person not an affiliate, and (b) except for payments made to Mason-Dixon for services rendered and in amounts assessed against the Borrower in the same manner as and proportionately with Mason-Dixon's other subsidiaries.

      25.11 Subordinated Debt Repayment.

            Make, or permit any Subsidiary to make, any payment of principal of or interest on any subordinated debt regardless of maturity during any period that an Event of Default has occurred and is continuing under this Agreement.

      25.12 Nature of Business.

            Except in the areas of home equity and second mortgage lending, engage, or permit any Subsidiary to engage, in any business other than the business in which they are currently engaged; make, or permit any Subsidiary to make, any material change in the nature of the financings which the Borrower and its Subsidiaries extend, including without limiting the generality of the foregoing, matters relating to the size, type, terms, nature and dollar amount.

      25.13 Distributions.

            Declare or pay any distributions which distributions exceed the lesser of (i) fifty percent (50%) of net income after tax for the period or (ii) $1,300,000 measured annually, or purchase, redeem, retire, or otherwise acquire for value any of its membership interests now or hereafter outstanding; or make any distribution of assets to its members as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any other distribution on, or for the purchase, redemption, or retirement of, any membership interests; or make any other distribution by reduction of capital or otherwise in respect of any shares of its membership interests; or permit any Subsidiary to purchase or otherwise acquire for value any membership interest of the Borrower or another Subsidiary, except that the Borrower (1) may declare and make distributions payable solely in membership interests, and (2) may purchase or otherwise acquire membership interests by exchange for or out of the proceeds from a substantially concurrent issue of new membership interests.

XXVI.  EVENTS OF DEFAULT

       The occurrence of any one or more of the following events shall constitute an "Event of Default":

       a. Any representation or warranty made herein, in any of the other Loan Documents or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with this Agreement or the other Loan Documents shall be false or misleading in any material respect.

       b. Failure of Borrower to pay any of the Obligations, including, without limitation, any sum due any Bank under this Agreement or any of the other Loan Documents, when and as the same shall become due, whether at the due date thereof, by acceleration or otherwise, and, except for a the failure to pay the Obligations at maturity, such failure continues uncured for five (5) days following written notice from the Agent to the Borrower of the failure.

       c. Default by Borrower or any Subsidiary with respect to any Indebtedness of Borrower or any Subsidiary to any person or with respect to any Lien or document securing any Indebtedness of Borrower or any Subsidiary to any person after expiration of any applicable grace period but whether or not any required notice has been given and a determination by the Agent, in good faith but in its sole discretion, that the same could have a material adverse effect on Borrower or the prospect for full and punctual payment and performance of all of the Obligations.

       d. Failure of Borrower or any other person to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Borrower or such other person under this Agreement or any of the other Loan Documents.

       e. Borrower, any Subsidiary or any guarantor of any of the Obligations shall (i) admit in writing its insolvency or its inability to pay its debts as they mature, (ii) make a general assignment for the benefit of creditors, (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, or (iv) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower, any Subsidiary or any such guarantor or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 60 days.

       f. Borrower, any Subsidiary or any guarantor of any of the Obligations shall become a debtor in any case under any chapter of the United States Bankruptcy Code.

       g. Dissolution of, or entry of any order, judgment or decree for the dissolution of, Borrower, any Subsidiary or any guarantor of any of the Obligations that is not a natural person.

       h. Entry of any judgment, order, award or decree against Borrower, any Subsidiary or any guarantor of any of the Obligations and a determination by the Banks, in good faith but in their sole discretion, that the same, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower, any Subsidiaries and any guarantors of any of the Obligations, could have a material adverse effect on Borrower or the prospect for full and punctual payment and performance of all of the Obligations, if the same shall not have been discharged or execution thereof stayed within 30 days after entry thereof or discharged within 30 days after the expiration of any such stay, and if the same is not fully covered by applicable insurance (which shall not include any bonding or other arrangement in connection with which Borrower, any Subsidiary or any guarantor of any of the Obligations may be liable for indemnification to any extent).

       i. Injunction or restraint of Borrower, any Subsidiary or any guarantor of in any manner from conducting its business in whole or in part and a determination by the Banks, in good faith but in their sole discretion, that the same could have a material adverse effect on Borrower or the prospect for full and punctual payment and performance of all of the Obligations, if the same shall not have been terminated or stayed within 10 days after entry thereof or terminated within 10 days after the expiration of any such stay.

       j. Any material assets of Borrower, any Subsidiary or any guarantor of any of the Obligations shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

       k. A determination by the Banks, in good faith but in their sole discretion, that any material adverse change has occurred in the financial condition of Borrower or in the prospect for full and punctual payment and performance of all of the Obligations.

       l. Borrower, any Subsidiary or any guarantor of any of the Obligations shall be or become insolvent (as defined Section 10.1(26) of the United States Bankruptcy Code) or unable to pay its debts as they mature.

       m. Without the Banks' written consent, Mason-Dixon does not own all of the membership interests of Borrower.

XXVII.  RIGHTS AND REMEDIES

        27.1  Rights and Remedies of Banks.

              Upon and after the occurrence of an Event of Default, the Banks may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Banks under the other Loan Documents and all other rights and remedies available to the Banks under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

              a) Declare the Banks' Notes, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

              b)  Institute  any   proceeding  or  proceedings  to  enforce  the
Obligations of the Banks.

              c) Cease making advances hereunder and under any other commitments or credit accommodations of each Bank to Borrower and stop and retract the making of any advance hereunder or thereunder which may have been requested by Borrower.

XXVIII.  AGENCY PROVISIONS

         28.1  Liability of Agent.

               Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Documents in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of Borrower or any other person or to inspect the property (including the books and records) of the Borrower; and (c) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         28.2  Rights of Agent as a Bank.

               With respect to the advances made by it and the Note issued to it the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" shall, unless otherwise expressly indicated, include the Agent in its individual capacity.

         28.3  Successor Agent.

               The Agent may resign at any time by giving at least 60 days prior written notice thereof to each Bank and Borrower. Upon any such resignation, the retiring Agent may, with the consent of each Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under any of the Loan Documents.

         28.4  Collateral Matters.

         28.5  Release of Collateral.

               The Banks hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral:

               a) upon termination of all commitments to lend under this Agreement and payment and satisfaction of all Obligations;

               b) constituting property being sold or disposed of by the Borrower in the ordinary course of business or as expressly permitted by Loan Documents or if the Borrower certifies to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement or the other Loan Documents (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry), provided that, following an Event of Default, in each instance the proceeds of such sale or disposition is immediately paid to the Agent for application to the Obligations.

               c) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction or is about to expire and which has not been, and is not intended by the Borrower to be, renewed or extended; or

               d) constituting property covered by Permitted Liens with lien priority superior to those Liens in favor or for the benefit of the Banks.

         28.6  Confirmation of Authority, Execution of Releases.

               Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Banks as set forth in Section (Release of Collateral), each Bank agrees to confirm in writing, upon request by the Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon the Agent under Section (Release of Collateral). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the requisite percentage of the Banks, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Banks herein or pursuant hereto upon such Collateral; provided, however, that (a) the Agent shall not be required to execute any such document on terms which, in the Agent's good faith opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any person, in respect of), all interests retained by any person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

         28.7  Agency for Perfection.

               Each Bank hereby appoints the Agent and each other Bank as agent for the purpose of perfecting the Banks' Liens in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession. Should any Bank (other than the Agent) obtain possession of any such Collateral, such Bank shall notify the Agent thereof, and, promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         28.8  Exercise of Remedies.

               Each Bank agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any Collateral, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

XXIX.  MISCELLANEOUS

       29.1  Performance for Borrower.

             Borrower agrees and hereby authorizes that the Agent may, in the Agent's good faith discretion, but the Agent shall not be obligated to, regardless of the principal amount of the Notes, advance funds on behalf of
Borrower, without prior notice to Borrower, in order to insure Borrower's compliance with any covenant, warranty, representation or agreement of the Borrower made in or pursuant to this Agreement or any of the other Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon property or assets of Borrower. In the event that Agent engages an attorney in connection with the foregoing, Agent agrees to select counsel in Baltimore City who will charge an hourly rate commensurate with the rates charged by other attorneys of comparable skill and experience in Baltimore City. All reasonable sums paid or advanced by the Agent in connection with the foregoing and all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred in connection therewith (collectively, the "Performance Payments") together with interest thereon at a per annum rate of interest which is equal to the Post Default Rate (as that term is defined in the Security Agreement), from the date incurred by the Agent until repaid in full, shall be paid by Borrower to the Agent on demand. The provisions of this Subsection shall survive the termination of this Agreement and the Agent's security interest hereunder and the payment of all other Obligations.

       29.2  Expenses.

             Borrower shall pay all reasonable costs and expenses, including, without limitation, attorney's fees and expenses, incurred by or on behalf of the Agent and/or Banks: (a) in connection with the administration of this Agreement and the other Loan Documents and all documents and instruments referred to herein; and (b) in enforcing and collecting the Obligations. In the event that the Banks engage an attorney in connection with the foregoing, the Banks agree to select counsel in Baltimore City who will charge an hourly rate commensurate with the rates charged by other attorneys of comparable skill and experience in Baltimore City. All such reasonable costs and expenses as calculated and determined by the Agent and/or Banks (collectively, the "Expense Payments") together with interest thereon at a per annum rate of interest which is equal to the Post Default Rate (as that term is defined in the Security Agreement), from the date incurred until repaid in full, shall be paid by the Borrower to the Agent and/or Banks on demand. The provisions of this Subsection shall survive the termination of this Agreement and the payment of all other Obligations.

       29.3  Waivers by Borrower.

             Borrower hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of Borrower against the Agent and/or Banks on account of actions taken or not taken by the Agent and/or Banks in the exercise of the rights or remedies of the Agent and/or Banks hereunder, under the other Loan Documents or under applicable law; (c) all claims (except those arising from willful misconduct) of the Borrower for any negligence, mistake, act or omission of the Agent, any of the Banks, any accountant, examiner, agency or attorney employed by the Agent and/or any of the Banks in making examinations, investigations or collections, or in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, or otherwise relating to enforcement of the Agent and/or Banks' rights or remedies hereunder, under the other Loan Documents or under applicable law; (d) presentment, demand for payment, protest and notice of nonpayment and all exemptions;

(e) any and all other notices or demands which by applicable law must be given to or made upon Borrower by the Agent and/or Banks; (f) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Obligations. Borrower agrees that the Agent and/or Banks may exercise any or all of its rights and/or remedies hereunder, under the other Loan Documents and under applicable law without resorting to and without regard to any collateral security or sources of liability with respect to any of the Obligations.

       29.4  Waivers by the Agent and/or Banks.

             Neither any failure nor any delay on the part of the Agent and/or either Bank in exercising any right, power or remedy hereunder, under any of the other Loan Documents or under applicable Governmental Requirements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

       29.5  Banks' Right of Setoff.

             Each Bank shall have the right, in addition to all other rights and remedies available to it, to set off against any Obligations due such Bank any debt owing to the Borrower by such Bank, including, without limitation, any funds in any checking or other account now or hereafter maintained by the Borrower at such Bank. The Borrower hereby confirms Banks' right to banker's lien and setoff, and nothing in this Agreement or any of the other Loan Documents shall be deemed a waiver or prohibition of Bank's right of banker's lien and setoff.

       29.6  Choice of Law, Forum Selection, Consent to Jurisdiction.

             This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof). Borrower hereby (a) agrees that all disputes and matters whatsoever arising under, in connection with, or incident to this Agreement shall be litigated, if at all, in and before a court located in the State of Maryland to the exclusion of the courts of any other state or country and (b) irrevocably submits to the nonexclusive jurisdiction of any Maryland court or federal court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

       29.7  Invalidity of Any Part.

             If any provision or part of any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof)'had never been contained in this Agreement, but only to the extent of its invalidity, illegality, or unenforceability.

XXX.  WAIVER OF JURY TRIAL.

      BORROWER  HEREBY (i)  COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY
OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE AGENT AND/OR EITHER BANK AND THE BORROWER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE BORROWERBANK OR BORROWERAGENT RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE AGENT AND BANKS ARE HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND BORROWER SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

      30.1  Service of Process.

            Borrower hereby consents to process being served in any suit, action or proceeding instituted in connection with this Agreement by the mailing of a copy thereof to Borrower by certified mail, postage prepaid, return receipt requested. Borrower hereby irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action or proceeding. Nothing in this Agreement shall affect the right of the Agent and/or either Bank to serve process in any other manner otherwise permitted by law, and nothing in this Agreement will limit the right of the Agent and/or either Bank otherwise to bring proceedings against Borrower in the courts of any other jurisdiction or jurisdictions.

      30.2  Notice.

            All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Banking Day, or three (3) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Banking Day next following the day on which the notice is delivered to such overnight courier, addressed as follows::

If to the Borrower at:     Mason-Dixon Bancshares, Inc.
                           45 West Main Street
                           Westminster, MD 21157-4815
                           Attention:  Mark. A. Keidel
with a copy to:            Carla Stone Witzel, Esquire
                           Gordon, Feinblatt, Rothman,
                             Hoffberger & Hollander, LLC
                           233 E. Redwood Street
                           Baltimore, MD 21202

If to the Agent at:        10 Light Street
                           Mailstop MD 4-302-16-02
                           Baltimore, Maryland  21202
                           Attn: James W. Kirschner, Vice President

with a copy to:            Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attn: Frederick W. Runge, Jr.

If to the NationsBank at:  10 Light Street
                           Mailstop MD 4-302-16-02
                           Baltimore, Maryland 21202
                           Attn: James W. Kirschner, Vice President

with a copy to:            Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland 21202
                           Attn: Frederick W. Runge, Jr.

If to CoreStates at:       1339 Chestnut Street
                           Widener Building - 12th Floor
                           Philadelphia, Pennsylvania 19107-3579
                           Attn: Rita Stempin, Vice President
                           Find Code 1-8-12-7

If to Harris at:           111 West Monroe Street,
                           Fourth Floor East
                           Chicago, Illinois 60690
                           Attn: Michael S. Cameli, Vice President

            By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Banking Day.

      30.3  Successors and Assigns.

            Each Bank may at any time, with the approval of the other Banks, assign or participate to one or more banks or other institutions (each an "Assignee") all or any part of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in form and substance acceptable to the other Bank executed by such Assignee and such transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this section, the transferor Bank, the Agent and Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with the foregoing, the Banks may disclose to any potential assignee, transferee or participant (provided, however, that prior to the earlier of June 11, 1998 or an Event of Default, the Agent shall first obtain the Borrower's prior written consent to such disclosure, which consent shall not be unreasonably withheld or delayed), all information, reports, financial statements and documents obtained in connection with this Agreement and any other Loan Documents or otherwise.

      30.4  Amendments, Etc.

            No amendment, modification, termination, or waiver of any provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent, shall, unless in writing and signed by all Banks, do any of the following: (1) waive any of the conditions precedent specified in ; (2) subject any Bank to any additional obligations; (3) reduce the principal of, or interest on, any Note or any fees hereunder; (4) postpone any date fixed for any payment of principal of, or interest on, any Note or any fees hereunder; (5) modify or waive any covenant hereof; (6) waive, release, compromise or settle any claim against the Borrower or any other obligation with respect to the Loan; or (7) change this , and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the other Banks, affect the rights or duties of the Agent under any of the Loan Documents. Notwithstanding the foregoing, without the consent of the Banks, the Agent shall be able to approve asset sales of less than $100,000.00 and extend reporting dates by no longer than 30 days. Furthermore, any other amendment, modification, termination, or waiver of any provision of any of the Loan Documents not specifically set forth in this shall require the consent of the Banks which cumulatively have extended 60% or more of the outstanding balance of the Loan (such Banks collectively, the "Requisite Banks"), shall be in writing and shall be signed by the Agent.

      30.5  Miscellaneous.

            Time is of the essence under this Agreement. The paragraph headings of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Agreement and the Loan Documents, if any, constitute the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations, loan agreements or other agreements, oral or written, with respect thereto. No course of dealing or conduct shall be effective to modify, release or waive any provisions of this Agreement or any of the other Loan Documents. This Agreement shall inure to the benefit of and be enforceable by the Agent and Banks and their successors and assigns and any other person to whom Banks may grant an interest in the Obligations and shall be binding upon and enforceable against Borrower and Borrower's personal representatives, successors, heirs and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders. This Agreement may be executed in any number of counterparts, all of which, when taken together shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the date first above written on separate pages which follow.

LOAN AGREEMENT dated February 11, 1998
Borrower Signature Page


ATTEST/WITNESS:                BAY FINANCE, LLC soon to be known as "Rose Shanis
                               Loans, LLC"

                               BY:  Mason-Dixon Bancshares, Inc.,
                                    Authorized Member


/s/ Karen Nash Goetz           By:/s/ Thomas K. Ferguson     (SEAL)
                                  Thomas K. Ferguson
                                  President

LOAN AGREEMENT dated February 11, 1998
NationsBank and Agent Signature Page


                               NATIONSBANK, N.A.


                               By:/s/ James W. Kirschner     (SEAL)
                                  James W. Kirschner
                                  Vice President


                               NATIONSBANK, N.A. as Agent for NationsBank
                               N.A., CoreStates Bank, N.A. and Harris Trust and Savings Bank


                               By:/s/ James W. Kirschner     (SEAL)
                                  James W. Kirschner
                                  Vice President

LOAN AGREEMENT dated February 11, 1998
CoreStates Signature Page


                               CORESTATES BANK, N.A.


                               By:/s/ Rita Stempin           (SEAL)
                                  Rita Stempin
                                  Vice President

LOAN AGREEMENT dated February 11, 1998
Harris Signature Page


                               HARRIS TRUST AND SAVINGS BANK


                               By:/s/ Michael S. Cameli      (SEAL)
                                  Michael S. Cameli
                                  Vice President

                                    EXHIBIT A

$15,200,000.00                                               Baltimore, Maryland
                                                               February 11, 1998

                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned, BAY FINANCE, LLC, soon to be known as "ROSE SHANIS LOANS, LLC", a Maryland limited liability company (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., a national banking association, or any subsequent holder of this Promissory Note (the "Bank") the principal sum of Fifteen Million Two Hundred Thousand Dollars ($15,200,000) (the "Principal Sum") or so much thereof as may have been disbursed to the Borrower by the Bank and is outstanding under the terms of the Loan Agreement of even date herewith by and among the Borrower, NationsBank, N.A., a national banking association (the "Agent"), the Bank and other banks (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement"), together with interest on the unpaid Principal Sum outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to the Bank by the Borrower pursuant to this Promissory Note. Payments of all sums due under this Promissory Note shall be paid in immediately available funds in lawful money of the United States of America which shall be legal tender in payment of all debts and dues and shall be paid during the Agent's regular business hours at the Agent's offices at 10 Light Street, Baltimore, Maryland 21202, or at such other place as the Agent may from time to time designate. The following terms shall apply to this Promissory Note.

         1. Interest. For the period commencing on the date of this Promissory Note until all sums due under this Promissory Note, whether principal, interest, or other sums, have been paid in full, interest shall accrue on the unpaid Principal Sum outstanding from time to time at the rates (including default rates) provided in the Loan Agreement. Accrued and unpaid interest, plus any then due applicable late payment charges or default interest, shall be payable monthly beginning on the first calendar day of the first month immediately following the date of this Promissory Note and continuing on the first calendar day of each succeeding month until all sums due under this Promissory Note, whether principal, interest, or other sums, have been paid in full.

         2. Principal. The Borrower shall repay the outstanding Principal Sum from time to time as provided for in the Loan Agreement. Special Provisions applicable to prepayments of principal and the Payment of consequential loss are contained in the Loan Agreement and shall apply to this Promissory Note. Unless sooner Paid, the unpaid Principal Sum as well as all other sums due under this Promissory Note that remain unpaid shall be repaid on June 11, 1998, which is the final and absolute due date of this Promissory Note (the "Maturity Date").

         3. Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Promissory Note.

         4. Events of Default. The following shall constitute Events of Default under this Promissory Note: (a) a default in the payment when due of any sum due under this Promissory Note; and (b) any Event of Default as defined in the Loan Agreement, or a default in the performance under any other agreement or document previously, simultaneously, or hereafter executed by or on behalf of the Borrower for the benefit of the Bank (hereafter, collectively with the Loan Agreement, the "Other Agreements"). The terms, covenants, conditions, provisions, stipulations, and agreements contained in the Loan Agreement are hereby made a part hereof to the same extent and with the same effect if fully set forth herein.

         5. Rights and Remedies Upon Default. Upon the occurrence of an Event of Default hereunder, the Bank, in the Bank's sole discretion and without notice to the Borrower may: (a) declare the entire outstanding Principal Sum, together with all accrued interest and all other sums due under this Promissory Note to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice which are hereby expressly waived; (b) exercise its right of set-off against any money, funds, credits or other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Bank or any affiliate of the Bank in any capacity whatsoever, including without limitation, any balance of any deposit account and any credits with the Bank or any affiliate of the Bank; (c) terminate any outstanding commitments of the Bank to the Borrower; (d) exercise its right to confess judgment against the Borrower as provided hereinafter; and
(e) exercise any or all rights,  powers,  and remedies  provided for in the Loan
Agreement or now or hereafter existing at law, in equity, by statute or otherwise.

         6. Remedies Cumulative. Each right, power and remedy of the Bank hereunder, under the Loan Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers or remedies. No failure or delay by the Bank to insist upon the strict performance of any one or more provisions of this Promissory Note or of the Loan Agreement or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude the Bank from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Promissory Note, or other amounts payable on demand, the Bank shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Promissory Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Promissory Note.

         7. Confession of Judgment. Upon the occurrence of any Event of Default hereunder, the Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the Borrower in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST THE BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE BORROWER FOR PRIOR HEARING, in favor of the Bank for the full amount due on this Promissory Note (including the outstanding Principal Sum, accrued interest and any and all other costs, fees, expenses and late charges) plus court costs and attorneys' fees of fifteen percent (15%) of the total amount then due hereunder. By its acceptance of this Note, however, the Bank agrees that in the event that the Bank exercises its right to confess judgment under this Note, the Bank shall use its best efforts to obtain legal counsel who will charge the Bank for its services on an hourly basis, at its customary hourly rate(s) and only for the time and reasonable expenses incurred. In no event shall the Bank enforce the portion of the legal fees portion of a confessed judgment for an amount in excess of the fees and expenses charged to the Bank for services rendered by its counsel in connection with such confession of judgment and the collection of sums owed to the Bank. The Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Bank shall deem necessary or advisable, for all of which this Promissory Note shall be sufficient authority.

         8. Collection Expenses. If this Promissory Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Bank upon demand all reasonable costs and expenses, including without limitation, all reasonable attorney's fees and court costs incurred by the Bank in connection with the enforcement or collection of this Promissory Note (whether or not any action has been commenced by the Bank to enforce or collect this Promissory Note) or in successfully defending any counterclaim or other legal proceeding brought by the Borrower contesting the Bank's right to collect the outstanding principal amount. The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or any default rate of interest provided herein, from the date of payment by the Bank until repaid in full.

         9. Certain Waivers By The Borrower. The Borrower waives demand, presentment, notice of dishonor, protest, protest and demand, notice of protest, and notice of nonpayment of this Promissory Note.

        10. Commercial Loan. The Borrower acknowledges and warrants that the debt evidenced by this Promissory Note is a "commercial loan" within the meaning of subtitle 1 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland (1990 Rep. Vol.). The Borrower warrants that all loan proceeds will be used solely to acquire or carry on a business or commercial enterprise.

        11. Time of the Essence. Time is of the essence under this Promissory Note.

        12. Maximum Rate of Interest. Notwithstanding any provision of this Promissory Note or the Other Agreements to the contrary, the Borrower shall not be obligated to pay interest pursuant to this Promissory Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Promissory Note or the laws of the United States applicable to loans in such state. If any provision of this Promissory Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Promissory Note shall be held subject to reduction to the amount allowed under applicable law, and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the Principal Sum outstanding pursuant to this Promissory Note. The Borrower acknowledges that it has been contemplated at all times by the Borrower that the laws of the State of Maryland will govern the maximum rate of interest that it is permissible for the Bank to charge the Borrower pursuant to this Promissory Note.

        13. Choice of Law. This Promissory Note shall be governed, construed and interpreted strictly in accordance with the laws of the State of Maryland.

        14. Miscellaneous. Neither this Promissory Note nor any term hereof may be terminated, amended, supplemented, waived, released or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver, release, or modification is sought. No amendment, modification, waiver, or release of this Promissory Note shall be established by conduct, custom, or course of dealing. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

        15. Headings. The headings used in this Promissory Note are for convenience only and are not to be interpreted as a part of this Promissory Note.

         IN WITNESS WHEREOF, the Borrower has executed this Promissory Note specifically intending this Promissory Note to constitute an instrument under seal.


ATTEST/WITNESS:                BAY FINANCE, LLC soon to be known as "Rose Shanis
                               Loans, LLC"

                               BY:  Mason-Dixon Bancshares, Inc.,
                                    Authorized Member


                               By:                           (SEAL)
                                  Thomas K. Ferguson
                                  President

                                    EXHIBIT B

$7,600,000.00                                                Baltimore, Maryland
                                                               February 11, 1998

                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned, BAY FINANCE, LLC, soon to be known as "ROSE SHANIS LOANS, LLC", a Maryland limited liability company (the "Borrower"), hereby promises to pay to the order of HARRIS TRUST AND SAVINGS BANK or any subsequent holder of this Promissory Note (the "Bank") the principal sum of Seven Million Six Hundred Thousand Dollars ($7,600,000) (the "Principal Sum") or so much thereof as may have been disbursed to the Borrower by the Bank and is outstanding under the terms of the Loan Agreement of even date herewith by and among the Borrower, NationsBank, N.A., a national banking association (the "Agent"), the Bank and other banks (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement"), together with interest on the unpaid Principal Sum outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to the Bank by the Borrower pursuant to this Promissory Note. Payments of all sums due under this Promissory Note shall be paid in immediately available funds in lawful money of the United States of America which shall be legal tender in payment of all debts and dues and shall be paid during the Agent's regular business hours at the Agent's offices at 10 Light Street, Baltimore, Maryland 21202, or at such other place as the Agent may from time to time designate. The following terms shall apply to this Promissory Note.

         1. Interest. For the period commencing on the date of this Promissory Note until all sums due under this Promissory Note, whether principal, interest, or other sums, have been paid in full, interest shall accrue on the unpaid Principal Sum outstanding from time to time at the rates (including default rates) provided in the Loan Agreement. Accrued and unpaid interest, plus any then due applicable late payment charges or default interest, shall be payable monthly beginning on the first calendar day of the first month immediately following the date of this Promissory Note and continuing on the first calendar day of each succeeding month until all sums due under this Promissory Note, whether principal, interest, or other sums, have been paid in full.

         2. Principal. The Borrower shall repay the outstanding Principal Sum from time to time as provided for in the Loan Agreement. Special Provisions applicable to prepayments of principal and the Payment of consequential loss are contained in the Loan Agreement and shall apply to this Promissory Note. Unless sooner Paid, the unpaid Principal Sum as well as all other sums due under this Promissory Note that remain unpaid shall be repaid on June 11, 1998, which is the final and absolute due date of this Promissory Note (the "Maturity Date").

         3. Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Promissory Note.

         4. Events of Default. The following shall constitute Events of Default under this Promissory Note: (a) a default in the payment when due of any sum due under this Promissory Note; and (b) any Event of Default as defined in the Loan Agreement, or a default in the performance under any other agreement or document previously, simultaneously, or hereafter executed by or on behalf of the Borrower for the benefit of the Bank (hereafter, collectively with the Loan Agreement, the "Other Agreements"). The terms, covenants, conditions, provisions, stipulations, and agreements contained in the Loan Agreement are hereby made a part hereof to the same extent and with the same effect if fully set forth herein.

         5. Rights and Remedies Upon Default. Upon the occurrence of an Event of Default hereunder, the Bank, in the Bank's sole discretion and without notice to the Borrower may: (a) declare the entire outstanding Principal Sum, together with all accrued interest and all other sums due under this Promissory Note to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice which are hereby expressly waived; (b) exercise its right of set-off against any money, funds, credits or other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Bank or any affiliate of the Bank in any capacity whatsoever, including without limitation, any balance of any deposit account and any credits with the Bank or any affiliate of the Bank; (c) terminate any outstanding commitments of the Bank to the Borrower; (d) exercise its right to confess judgment against the Borrower as provided hereinafter; and
(e) exercise any or all rights,  powers,  and remedies  provided for in the Loan
Agreement or now or hereafter existing at law, in equity, by statute or otherwise.

         6. Remedies Cumulative. Each right, power and remedy of the Bank hereunder, under the Loan Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers or remedies. No failure or delay by the Bank to insist upon the strict performance of any one or more provisions of this Promissory Note or of the Loan Agreement or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude the Bank from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Promissory Note, or other amounts payable on demand, the Bank shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Promissory Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Promissory Note.

         7. Confession of Judgment. Upon the occurrence of any Event of Default hereunder, the Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the Borrower in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST THE BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE BORROWER FOR PRIOR HEARING, in favor of the Bank for the full amount due on this Promissory Note (including the outstanding Principal Sum, accrued interest and any and all other costs, fees, expenses and late charges) plus court costs and attorneys' fees of fifteen percent (15%) of the total amount then due hereunder. By its acceptance of this Note, however, the Bank agrees that in the event that the Bank exercises its right to confess judgment under this Note, the Bank shall use its best efforts to obtain legal counsel who will charge the Bank for its services on an hourly basis, at its customary hourly rate(s) and only for the time and reasonable expenses incurred. In no event shall the Bank enforce the portion of the legal fees portion of a confessed judgment for an amount in excess of the fees and expenses charged to the Bank for services rendered by its counsel in connection with such confession of judgment and the collection of sums owed to the Bank. The Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Bank shall deem necessary or advisable, for all of which this Promissory Note shall be sufficient authority.

         8. Collection Expenses. If this Promissory Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Bank upon demand all reasonable costs and expenses, including without limitation, all reasonable attorney's fees and court costs incurred by the Bank in connection with the enforcement or collection of this Promissory Note (whether or not any action has been commenced by the Bank to enforce or collect this Promissory Note) or in successfully defending any counterclaim or other legal proceeding brought by the Borrower contesting the Bank's right to collect the outstanding principal amount. The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or any default rate of interest provided herein, from the date of payment by the Bank until repaid in full.

         9. Certain Waivers By The Borrower. The Borrower waives demand, presentment, notice of dishonor, protest, protest and demand, notice of protest, and notice of nonpayment of this Promissory Note.

        10. Commercial Loan. The Borrower acknowledges and warrants that the debt evidenced by this Promissory Note is a "commercial loan" within the meaning of subtitle 1 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland (1990 Rep. Vol.). The Borrower warrants that all loan proceeds will be used solely to acquire or carry on a business or commercial enterprise.

        11. Time of the Essence. Time is of the essence under this Promissory Note.

        12. Maximum Rate of Interest. Notwithstanding any provision of this Promissory Note or the Other Agreements to the contrary, the Borrower shall not be obligated to pay interest pursuant to this Promissory Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Promissory Note or the laws of the United States applicable to loans in such state. If any provision of this Promissory Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Promissory Note shall be held subject to reduction to the amount allowed under applicable law, and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the Principal Sum outstanding pursuant to this Promissory Note. The Borrower acknowledges that it has been contemplated at all times by the Borrower that the laws of the State of Maryland will govern the maximum rate of interest that it is permissible for the Bank to charge the Borrower pursuant to this Promissory Note.

         13. Choice of Law. This Promissory Note shall be governed, construed and interpreted strictly in accordance with the laws of the State of Maryland.

         14. Miscellaneous. Neither this Promissory Note nor any term hereof may be terminated, amended, supplemented, waived, released or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver, release, or modification is sought. No amendment, modification, waiver, or release of this Promissory Note shall be established by conduct, custom, or course of dealing. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

         15. Headings. The headings used in this Promissory Note are for convenience only and are not to be interpreted as a part of this Promissory Note.

         IN WITNESS WHEREOF, the Borrower has executed this Promissory Note specifically intending this Promissory Note to constitute an instrument under seal.


ATTEST/WITNESS:                BAY FINANCE, LLC soon to be known as "Rose Shanis
                               Loans, LLC"

                               BY:  Mason-Dixon Bancshares, Inc.,
                                    Authorized Member


                               By:                                        (SEAL)
                                  Thomas K. Ferguson
                                  President

                                    EXHIBIT C

$15,200,000.00                                               Baltimore, Maryland
                                                               February 11, 1998

                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned, BAY FINANCE, LLC, soon to be known as "ROSE SHANIS LOANS, LLC", a Maryland limited liability company (the "Borrower"), hereby promises to pay to the order of CORESTATES BANK, N.A., a national banking association, or any subsequent holder of this Promissory Note (the "Bank") the principal sum of Fifteen Million Two Hundred Thousand Dollars ($15,200,000) (the "Principal Sum") or so much thereof as may have been disbursed to the Borrower by the Bank and is outstanding under the terms of the Loan Agreement of even date herewith by and among the Borrower, NationsBank, N.A., a national banking association (the "Agent"), the Bank and other banks (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement"), together with interest on the unpaid Principal Sum outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to the Bank by the Borrower pursuant to this Promissory Note. Payments of all sums due under this Promissory Note shall be paid in immediately available funds in lawful money of the United States of America which shall be legal tender in payment of all debts and dues and shall be paid during the Agent's regular business hours at the Agent's offices at 10 Light Street, Baltimore, Maryland 21202, or at such other place as the Agent may from time to time designate. The following terms shall apply to this Promissory Note.

          1. Interest. For the period commencing on the date of this Promissory Note until all sums due under this Promissory Note, whether principal, interest, or other sums, have been paid in full, interest shall accrue on the unpaid Principal Sum outstanding from time to time at the rates (including default rates) provided in the Loan Agreement. Accrued and unpaid interest, plus any then due applicable late payment charges or default interest, shall be payable monthly beginning on the first calendar day of the first month immediately following the date of this Promissory Note and continuing on the first calendar day of each succeeding month until all sums due under this Promissory Note, whether principal, interest, or other sums, have been paid in full.

          2. Principal. The Borrower shall repay the outstanding Principal Sum from time to time as provided for in the Loan Agreement. Special Provisions applicable to prepayments of principal and the Payment of consequential loss are contained in the Loan Agreement and shall apply to this Promissory Note. Unless sooner Paid, the unpaid Principal Sum as well as all other sums due under this Promissory Note that remain unpaid shall be repaid on June 11, 1998, which is the final and absolute due date of this Promissory Note (the "Maturity Date").

          3. Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Promissory Note.

          4. Events of Default. The following shall constitute Events of Default under this Promissory Note: (a) a default in the payment when due of any sum due under this Promissory Note; and (b) any Event of Default as defined in the Loan Agreement, or a default in the performance under any other agreement or document previously, simultaneously, or hereafter executed by or on behalf of the Borrower for the benefit of the Bank (hereafter, collectively with the Loan Agreement, the "Other Agreements"). The terms, covenants, conditions, provisions, stipulations, and agreements contained in the Loan Agreement are hereby made a part hereof to the same extent and with the same effect if fully set forth herein.

          5. Rights and Remedies Upon Default. Upon the occurrence of an Event of Default hereunder, the Bank, in the Bank's sole discretion and without notice to the Borrower may: (a) declare the entire outstanding Principal Sum, together with all accrued interest and all other sums due under this Promissory Note to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice which are hereby expressly waived; (b) exercise its right of set-off against any money, funds, credits or other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Bank or any affiliate of the Bank in any capacity whatsoever, including without limitation, any balance of any deposit account and any credits with the Bank or any affiliate of the Bank; (c) terminate any outstanding commitments of the Bank to the Borrower; (d) exercise its right to confess judgment against the Borrower as provided hereinafter; and
(e) exercise any or all rights,  powers,  and remedies  provided for in the Loan
Agreement or now or hereafter existing at law, in equity, by statute or otherwise.

          6. Remedies Cumulative. Each right, power and remedy of the Bank hereunder, under the Loan Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers or remedies. No failure or delay by the Bank to insist upon the strict performance of any one or more provisions of this Promissory Note or of the Loan Agreement or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude the Bank from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Promissory Note, or other amounts payable on demand, the Bank shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Promissory Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Promissory Note.

          7. Confession of Judgment. Upon the occurrence of any Event of Default hereunder, the Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the Borrower in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST THE BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE BORROWER FOR PRIOR HEARING, in favor of the Bank for the full amount due on this Promissory Note (including the outstanding Principal Sum, accrued interest and any and all other costs, fees, expenses and late charges) plus court costs and attorneys' fees of fifteen percent (15%) of the total amount then due hereunder. By its acceptance of this Note, however, the Bank agrees that in the event that the Bank exercises its right to confess judgment under this Note, the Bank shall use its best efforts to obtain legal counsel who will charge the Bank for its services on an hourly basis, at its customary hourly rate(s) and only for the time and reasonable expenses incurred. In no event shall the Bank enforce the portion of the legal fees portion of a confessed judgment for an amount in excess of the fees and expenses charged to the Bank for services rendered by its counsel in connection with such confession of judgment and the collection of sums owed to the Bank. The Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Bank shall deem necessary or advisable, for all of which this Promissory Note shall be sufficient authority.

          8. Collection Expenses. If this Promissory Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Bank upon demand all reasonable costs and expenses, including without limitation, all reasonble attorney's fees and court costs incurred by the Bank in connection with the enforcement or collection of this Promissory Note (whether or not any action has been commenced by the Bank to enforce or collect this Promissory Note) or in successfully defending any counterclaim or other legal proceeding brought by the Borrower contesting the Bank's right to collect the outstanding principal amount. The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or any default rate of interest provided herein, from the date of payment by the Bank until repaid in full.

          9. Certain Waivers By The Borrower. The Borrower waives demand, presentment, notice of dishonor, protest, protest and demand, notice of protest, and notice of nonpayment of this Promissory Note.

         10. Commercial Loan. The Borrower acknowledges and warrants that the debt evidenced by this Promissory Note is a "commercial loan" within the meaning of subtitle 1 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland (1990 Rep. Vol.). The Borrower warrants that all loan proceeds will be used solely to acquire or carry on a business or commercial enterprise.

         11. Time of the Essence. Time is of the essence under this Promissory Note.

         12. Maximum Rate of Interest. Notwithstanding any provision of this Promissory Note or the Other Agreements to the contrary, the Borrower shall not be obligated to pay interest pursuant to this Promissory Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Promissory Note or the laws of the United States applicable to loans in such state. If any provision of this Promissory Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Promissory Note shall be held subject to reduction to the amount allowed under applicable law, and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the Principal Sum outstanding pursuant to this Promissory Note. The Borrower acknowledges that it has been contemplated at all times by the Borrower that the laws of the State of Maryland will govern the maximum rate of interest that it is permissible for the Bank to charge the Borrower pursuant to this Promissory Note.

         13. Choice of Law. This Promissory Note shall be governed, construed and interpreted strictly in accordance with the laws of the State of Maryland.

         14. Miscellaneous. Neither this Promissory Note nor any term hereof may be terminated, amended, supplemented, waived, released or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver, release, or modification is sought. No amendment, modification, waiver, or release of this Promissory Note shall be established by conduct, custom, or course of dealing. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

         15. Headings. The headings used in this Promissory Note are for convenience only and are not to be interpreted as a part of this Promissory Note.

         IN WITNESS WHEREOF, the Borrower has executed this Promissory Note specifically intending this Promissory Note to constitute an instrument under seal.


ATTEST/WITNESS:                     BAY FINANCE, LLC soon to be known as "Rose
                                    Shanis Loans, LLC"




                                    BY:  Mason-Dixon Bancshares, Inc.,
                                         Authorized Member


                                    By:                                  (SEAL)
                                       Thomas K. Ferguson
                                       President

                                    EXHIBIT D


         On January 28, 1998, a Complaint for Accounting and Damages and Request for Jury Trial was filed in the Circuit Court of Baltimore City by Hiss Enterprises, Inc. t/a Village Auto Brokers, Unique Rentals, Inc. t/a Beltway Auto, Variety Auto Brokers, Inc. and William Tiernen, Trustee of the Assets of Maryland Auto Buyers against Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Stephen Corp. and Rose Shanis & Co. (collectively, "Rose Shanis"). All of the plaintiffs are dealers or former dealers with relationships and "reserve accounts" (i.e., the liability of the Rose Shanis to pay the dealer the full purchase price of one or more credit sale agreements) with Rose Shanis.

         The Complaint alleges that recourse against the dealers was called upon when Vendors Single Interest Insurance ("VSI") should have been applied first. The Complaint also alleges "double dipping," i.e., that VSI proceeds were obtained and full recourse demanded. Alternatively, the Complaint alleges that Rose Shanis would negligently or wrongfully fail to make VSI claims. Finally, the Complaint demands an accounting of the reserve accounts.

         Counts 1 through 4 allege fraud (misrepresentation); fraud (nondisclosure); constructive fraud; negligence; and breach of contract and ask for compensatory damages of $3 Million; punitive damages of $10 Million; declaration and injunction; and an accounting for reserve accounts.

         Neither Borrower nor Guarantor are parties to this litigation. Borrower does not assume any liability of Rose Shanis in connection with these matters. None of Borrower's property is affected by this litigation. The Borrower is not assuming the disputed reserve accounts as part of the Asset Purchase Agreement. Rose Shanis and its owners indemnify Borrower and Guarantor in connection with these matters.

                                    EXHIBIT E


         In connection with the Asset Purchase Agreement, Rose Shanis shall pay the fees of BT Alex. Brown Incorporated and Mason-Dixon shall pay the fees of Friedman, Billings, Ramsey & Co., Inc.

                                    EXHIBIT F
                           BORROWING BASE CERTIFICATE

         I,  _______________________________,  HEREBY  CERTIFY  that  I  am  the
______________ of Mason-Dixon Bancshares, Inc., Authorized Member of ROSE SHANIS LOANS, LLC, a Maryland limited liability company (the "Borrower") and am authorized to make the certifications herein as follows:

         a) This Certificate is given to NationsBank, N. A., as Agent under the Loan Agreement dated as January 31, 1998 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement") by and among the Borrower, the Agent, and the financial institutions who may be "Banks" as defined in the Loan Agreement, to induce the Banks on the date hereof to make an advance to the Borrower in the principal amount of $_____________ pursuant to the terms and conditions of the Loan Agreement. Capitalized terms used but not defined in this Certificate shall have the meaning set forth in the Loan Agreement.

         b) On the date hereof, the Borrowing Base (as that term is defined in the Loan Agreement) equals $_________________ and the following calculation of the Borrowing Base is true, correct and conformance with the terms of the Loan
Agreement:

----------------------------------------------------------------------------
Gross finance receivables                                  $

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Less:

----------------------------------------------------------------------------
----------------------------------------------------------------------------
unearned finance charges

----------------------------------------------------------------------------
----------------------------------------------------------------------------
acquisition discounts

----------------------------------------------------------------------------
----------------------------------------------------------------------------
accounts over ninety (90) days past due on a contractual basis

----------------------------------------------------------------------------
----------------------------------------------------------------------------
amounts due from persons who are the
subject of bankruptcy or other insolvency proceedings

----------------------------------------------------------------------------
----------------------------------------------------------------------------
all amounts with respect to receivables
with respect to which a repossession has occurred

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Net Receivables                                            $

----------------------------------------------------------------------------
----------------------------------------------------------------------------
times Advance Rate of ___%
equals Borrowing Base of

----------------------------------------------------------------------------

         c) The Borrower is in compliance with the terms, covenants and conditions set forth in the Loan Agreement which are binding on it.

         d) As of the date hereof, there exists no Event of Default (as that term is defined in the Loan Agreement), nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

         e) On the date hereof, the Borrower's representations and warranties under the Loan Agreement have the same effect as though such representations and warranties had been made on the date hereof.

         f) After the making of the advance requested by this Certificate, the total aggregate principal amount outstanding under the Loan Agreement will be $_____________.

         WITNESS my signature this _____ day of ____________, __________.


ATTEST/WITNESS:                     ROSE SHANIS LOANS, LLC

                                    BY:  Mason-Dixon Bancshares, Inc.,
                                         Authorized Member


                                    By:                                  (SEAL)
                                         Name:
                                         Title:

F5151.600 J:4